EXHIBIT 4.4

P&F INDUSTRIES, INC.

AMENDMENT NO. 2

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 2 is entered into as of July 28, 1999 (the “Amendment”), by and among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), and GREEN MANUFACTURING, INC., a Delaware corporation (“Green”) (P&F, Florida Pneumatic, Embassy and Green, the “Co-Borrowers”), and EUROPEAN AMERICAN BANK, a New York banking corporation (the “Bank”).

BACKGROUND

The Co-Borrowers and the Bank are parties to a Credit Agreement, dated as of July 23, 1998 (as same has been and may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”), pursuant to which the Bank provides the Co-Borrowers with certain financial accommodations.

The Co-Borrowers have requested that the Bank (i) extend the term through July 26, 2000, (ii) increase the Revolving Credit Commitment and the Term Loan Commitment for the period commencing the date hereof through and including January 31, 2000 and (iii) amend certain provisions of the Credit Agreement, and the Bank is willing to do so on the terms and conditions hereinafter set forth. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Credit Agreement.

Accordingly, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

Amendments to Credit Agreement.

Section 1.1.                                   Section 1.1 of the Credit Agreement is hereby amended as follows:

The following defined terms are hereby added in their appropriate alphabetical order:

“Amendment No. 2” shall mean Amendment No. 2 to Credit Agreement among the Co-Borrowers and the Bank dated as of the Amendment No. 2 Effective Date.

“Amendment No. 2 Effective Date” shall mean July 28, 1999.

“Authorized Acquisitions” shall mean the acquisition by a Co-Borrower of all of the issued and outstanding stock or substantially all of the assets of such corporations as shall have been previously indentified by such Co-Borrower in writing to the Bank and approved by the Bank.

“Step-Up Period” shall mean the period commencing the Amendment No. 2 Effective Date through and including January 31, 2000.

The following defined terms are hereby amended in their entirety to provide as follows:

“Revolving Credit Commitment” shall mean the Bank’s obligation to make Revolving Credit Loans to the Co-Borrowers pursuant to Section 2.01 hereof in an aggregate principal amount not to exceed (a) $17,000,000, during the Step-Up Period and (b) $12,000,000, at any time thereafter.

“Revolving Credit Note” shall mean the second amended and restated promissory note of the Co-Borrowers in the form attached as Exhibit A to Amendment No. 2 evidencing the Revolving Credit Loans, as the same may be amended, supplemented, restated or otherwise modified, from time to time.

“Revolving Credit Termination Date” shall mean the earlier of (i) July 26, 2000 or (ii) the date on which the Revolving Credit Commitment shall have been terminated hereunder.

“Term Loan Commitment” shall mean the Bank’s obligation to make Term Loans to the Co-Borrowers pursuant to Section 2.04 hereof in an aggregate principal amount equal to the difference between (a) (i) $18,000,000, during the Step-Up Period or (ii) $15,000,000, at any time thereafter and (b) the Green Letter of Credit Outstanding.

“Term Loan Commitment Maturity Date” shall mean July 26, 2000.

The definition of the term “Interest Period” is hereby amended as follows: (a) subparagraph (a) thereof shall be amended to add the word “two” immediately after the word “one” on the second line thereof and (b) subparagraph (b) thereof shall be amended to add the word “two” immediately after the word “one” on the third line thereof.

Section 1.3.                                   Section 2.04 of the Credit Agreement is hereby amended by adding a new subsection (c) at the end thereof as follows:

“(c) Notwithstanding anything to the contrary in this Agreement or in any Loan Document, any increase in the amount of the Term Loan Commitment during the Step-Up Period, shall be used solely with respect to the Authorized Acquisitions.”

Section 1.4.                                  Section 3.03 of the Credit Agreement is hereby amended by (a) adding an “(a)” immediately before the phrase “The Co-Borrowers” on the first line thereof and (b) adding a new subsection (b) at the end thereof as follows:

“(b) In the event that (a) the Aggregate Outstandings exceed the Revolving Credit Commitment or (b) the Aggregate Term Loan Outstandings exceed the Term Loan Commitment, the Co-Borrowers shall immediately pay or prepay so much of the Loans as shall be necessary in order for the Aggregate Outstandings and the Aggregate Term Loan Outstandings to be in compliance with the Revolving Credit Commitment and the Term Loan Commitment, respectively.

Section 1.5.                                   Section 5.03(b) of the Credit Agreement is hereby amended in its entirety to provide as follows:

“(b)         Consideration. The aggregate consideration, including, without limitation, cash, notes, stock, transaction costs, guarantees and other contingent obligations, liabilities and Indebtedness, in the event of an acquisition of assets, liabilities assumed, compensation to be paid to former shareholders of the seller pursuant to employment agreements, consulting agreements or non-compete agreements, fees, earn-out provisions, any deferred portions of the purchase price or any other costs paid in connection with any and all such acquisitions (other than the Green Acquisition and the Authorized Acquisitions), shall not exceed $5,000,000.”

Section 1.5.                                   Section 7.12(b) of the Credit Agreement is hereby amended in its entirety to provide as follows:

“(b)                           Minimum Capital Base. Maintain a Consolidated Capital Base (i) during the period commencing with the Amendment No. 2 Effective Date through and including December 30, 1999, of at least (A) $10,000,000 at all times prior to the closing of all Authorized Acquisitions and (B) $8,750,000, at all times following the closing of all Authorized Acquisitions and (ii) on December 31, 1999 and at all times thereafter, of at least $10,000,000.

Section 1.6.                                  Exhibit A to the Credit Agreement is hereby amended in its entirety and replaced with Exhibit A attached to Amendment No. 2.

ARTICLE II.

Conditions of Effectiveness

Section 2.1.            This Amendment shall become effective as of the Amendment No. 2 Effective Date, upon receipt by the Bank of each of the following documents, each in form and substance satisfactory to the Bank and its counsel:

a.                                       this Amendment, the second amended and restated Revolving Credit Note and the amended and restated Term Loan Note, each executed by each Co-Borrower in favor of the Bank;

b.                                      a certificate of the Secretary of each of Co-Borrowers, dated as of the Amendment No. 2 Effective Date, certifying (A) the names and true signatures of the officers of such entity authorized to sign this Amendment, the other Loan Documents and any other documents to be delivered by such entity under this Amendment, (B) that attached thereto is a true and a complete copy of resolutions adopted by the Board of Directors authorizing the execution, delivery and performance of this Amendment and each other Loan Document to which it is a party and (C) that neither its Certificate of Incorporation nor By-laws have been amended since the Closing Date;

c.                                       a certificate of a duly authorized officer of each of the Co-Borrowers, dated as of the Amendment No. 2 Effective Date, stating that the representations and warranties in Article 4 are true and correct on such date as though made on and as of such date and that no event has occurred and is continuing which constitutes a Default or Event of Default;

d.                                      the Reaffirmation Agreement, in the form attached hereto as Exhibit I, duly executed by each Co-Borrower;

e.                                       such other documents, instruments, agreements, approvals, opinions and evidence as the Bank may reasonably require.

ARTICLE III.

Representations and Warranties; Effect on Credit Agreement.

Section 3.1.            Each Co-Borrower hereby represents and warrants as follows:

a.                                       This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Co-Borrowers and are enforceable against the Co-Borrowers in accordance with their respective terms.

b.                                      Upon the effectiveness of this Amendment, the Co-Borrowers hereby reaffirm all covenants, representations and warranties made in the Credit Agreement to the extent that the same are not amended hereby and each Co-Borrower agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment No. 2 Effective Date.

c.                                       No Default or Event of Default has occurred and is continuing or would exist after giving effect to this Amendment.

d.                                      No Co-Borrower has any defense, counterclaim or offset with respect to the Credit Agreement.

Section 3.2.            Effect on Credit Agreement.

a.                                       Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

b.                                      Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreement executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

c.                                       The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

ARTICLE IV.

Miscellaneous.

Section 4.1.                                   This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.1.                                   Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 4.3.                                   This Amendment may be executed in one or more counterparts, each of which shall constitute an original, and all of which, taken together, shall be deemed to constitute one and the same agreement.

                                                IN WITNESS WHEREOF, the Co-Borrowers and the Bank have caused this Amendment to be duly executed by their duly authorized officers as of the day and year first above written.

P&F INDUSTRIES, INC.
By:	/s/ Joseph A. Molino
Joseph A. Molino, Vice President

FLORIDA PNEUMATIC MANUFACTURING CORPORATION
By::	/s/ Joseph A. Molino
Joseph A. Molino, Vice President

EMBASSY INDUSTRIES, INC.
By::	/s/ Joseph A. Molino
Joseph A. Molino, Vice President

GREEN MANUFACTURING, INC.
By::	/s/ Joseph A. Molino
Joseph A. Molino, Vice President

EUROPEAN AMERICAN BANK
By::	/s/ Anthony V. Pantina
Anthony V. Pantina, Vice President

AMENDED AND RESTATED REVOLVING CREDIT NOTE

$17,000,000.00	Uniondale, New York
July 28, 1999

FOR VALUE RECEIVED, P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”) and GREEN MANUFACTURING, INC., a Delaware corporation (“Green”, and collectively with P&F, Florida Pneumatic and Embassy, the “Co-Borrowers”), promise to pay to the order of EUROPEAN AMERICAN BANK (the “Bank”), on or before the Revolving Credit Termination Date, SEVENTEEN MILLION DOLLARS ($17,000,000.00) or, if less, the unpaid principal amount of all Revolving Credit Loans made by the Bank to the Co-Borrowers under the Credit Agreement referred to below.

The Co-Borrowers promise to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

This Note is the “Revolving Credit Note” referred to in the Credit Agreement dated as of July 23, 1998 among the Co-Borrowers and the Bank (as the same has been and may be further amended, modified or supplemented from time to time, the “Credit Agreement”) and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The Bank shall record the date, Type and amount of each Revolving Credit Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Loan on the grid schedule annexed to this Note; provided, however, that the failure of the Bank to set forth such Revolving Credit Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Co-Borrowers to repay the Revolving Credit Loans made by the Bank in accordance with the terms of this Note.

This Note is subject to prepayment as provided in Section 3.03.

Upon the occurrence of an Event of Default the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Bank located at the Bank’s Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Co-Borrowers, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

This Note amends and restates in its entirety and given in substitution for, but not in satisfaction of, that certain Amended and Restated Revolving Credit Note, dated September 16, 1998, issued by the Co-Borrowers in favor of the Bank in the original principal sum of $12,000,000, and is entitled to the benefits of the Credit Agreement and the Loan Documents and is subject to all of the agreements, terms and conditions therein contained.

Each Co-Borrower and each endorser of this Note waive diligence, presentment, protest, demand, and notice of any kind in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

IN WITNESS WHEREOF, each Co-Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at a place first above written.

P&F INDUSTRIES, INC.		FLORIDA PNEUMATIC MANUFACTURING
CORPORATION

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
	Name: Joseph A. Molino, Jr.		Name: Joseph A. Molino, Jr.
	Title: Vice President		Title: Vice President

EMBASSY INDUSTRIES, INC.		GREEN MANUFACTURING, INC.

By:	/s/ Joseph A. Molino, Jr.	By:	/s/ Joseph A. Molino, Jr.
	Name: Joseph A. Molino, Jr.		Name: Joseph A. Molino, Jr.
	Title: Vice President		Title: Vice President

REAFFIRMATION AND AMENDMENT AGREEMENT

July 28, 1999

EUROPEAN AMERICAN BANK

730 Veterans Memorial Highway

Hauppauge, New York 11788

Gentlemen:

Reference is hereby made to (a) each Security Agreement, dated as of July 23, 1998, by and between European American Bank (the “Secured Party”) and each of P&F Industries, Inc. (“P&F”), Florida Pneumatic Manufacturing Corporation (“Florida Pneumatic”), Embassy Industries, Inc. (“Embassy”) and Green Manufacturing, Inc. (“Green”) (P&F, Florida Pneumatic, Embassy and Green, collectively, the “Co-Borrowers”) (as each has been or may be amended, restated, modified or supplemented, from time to time, collectively, the “Security Agreements”), (b) the Pledge Agreement, dated as of July 23, 1998, by and between the Debtor and the Secured Party (as same has been and may be further amended, restated, modified or supplemented, from time to time, the “Pledge Agreement”) and (c) Amendment No. 2 to Credit Agreement, dated as of the date hereof, by and among Secured Party and the Co-Borrowers (the “Amendment”).  Capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.

In connection with the foregoing and as a condition precedent to the effectiveness of the Amendment, each Co-Borrower hereby acknowledges and confirms that (a) all terms and provisions contained in their respective Security Agreement and, with respect to P&F, the Pledge Agreement, are and shall remain, in full force and effect in accordance with their respective terms, and are hereby ratified and confirmed and (b) the liens heretofore granted, pledged and/or assigned to the Bank as security for the Co-Borrowers’ obligations under the respective Security Agreements and the Credit Agreement shall not be impaired, limited or affected in any manner whatsoever by reason of the Amendment.

Except as expressly provided herein, the execution, delivery and effectiveness of this letter shall not operate as a waiver of any right, power or remedy of the Bank, nor constitute a waiver of any provision of the Credit Agreement, any Security Agreement and, with respect to P&F, the Pledge Agreement, or any other documents, instruments and agreements executed and/or delivered thereunder or in connection therewith.

If you are in agreement with the foregoing, kindly execute this agreement in the space provided for below.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING CORPORATION
		By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: The Vice President of each of the foregoing corporations

ACKNOWLEDGED AND AGREED
EUROPEAN AMERICAN BANK
By:	/s/ Anthony V. Pantina
Name: Anthony V. Pantina
Title: Vice President

EUROPEAN AMERICAN BANK

730 Veterans Memorial Highway

Hauppauge, New York 11788

July 28, 1999

P&F INDUSTRIES, INC.

FLORIDA PNEUMATIC MANUFACTURING CORPORATION

EMBASSY INDUSTRIES, INC.

GREEN MANUFACTURING, INC.

Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 23, 1998, by and among P&F Industries, Inc., Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc. (collectively, the “Co-Borrowers”) and European American Bank (the “Bank”), as amended by Amendment No. 1 to Credit Agreement, dated as of September 16, 1998 and Amendment No. 2 to Credit Agreement, dated as of the date hereof (the “Second Amendment”) (as same may be further amended, restated, supplemented or modified, from time to time, the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

Pursuant to and in connection with the Second Amendment and the Credit Agreement, the Co-Borrowers have requested that the Bank permit the Co-Borrowers to enter into certain transactions to acquire all of the issued and outstanding stock or substantially all of the assets of certain corporations.  The Company has advised the Bank that it seeks to acquire such outstanding stock or assets from Right Touch, Inc. (“Right Touch”) and National Electric Manufacturing Corp. (“NEM”).

The Bank approves the acquisition by any Co-Borrower of outstanding stock or assets of Right Touch or NEM, subject to and in accordance with the terms and conditions described in the Credit Agreement and the Second Amendment, and that such acquisitions shall be deemed Authorized Acquisitions (as defined in the Second Amendment). This Agreement does not constitute approval by the Bank for the acquisition by any Co-Borrower of the outstanding stock or assets of any company other than Right Touch and NEM nor shall the execution of this Agreement be deemed to waive any provision of the Credit Agreement with respect to Permitted Acquisitions or Authorized Acquisitions.

If you are in agreement with the foregoing, kindly execute this Agreement in the space provided for below.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

EUROPEAN AMERICAN BANK

By:	/s/ Richard Romano
Name: Richard Romano
Title: Vice President

ACKNOWLEDGED AND AGREED

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING CORPORATION

By:	/s/ Joseph A. Molino, Jr.
Name: Joseph A. Molino, Jr.
Title: The Vice President of each of the foregoing corporations